Exhibit 10.9

PLACEMENT AGENT AGREEMENT

This Placement Agent Agreement (“Agreement”) is entered into this 23rd day of September, 2005, by and between LITTLE SQUAW GOLD MINING COMPANY, an Alaska corporation (the “Company”) and STRATA PARTNERS, LLC, a Washington limited liability company (the “Agent”).  The Company desires to engage the Agent to provide consulting and other services in connection with a proposed financing transaction.  The Agent will serve as lead agent on a best efforts basis in connection with the financing transaction on general terms and conditions to be determined.  The purpose of this Agreement is to set forth the terms and conditions of the agency relationship between the Company and the Agent.

1.

Engagement of Agent.  The Company engages Agent as adviser and lead placement agent for the Company, with respect to the sale by the Company in connection with the proposed financing transaction to investors (the “Offering”).

2.

Termination of Agency Agreement.  This Agreement shall terminate, subject to its provision 7.3, on January 31, 2006, or sooner upon subscriptions for the entire Offering.

3.

Offering.  The terms of the Offering will be determined by the Company’s board of directors after evaluation of market conditions.  The Offering will be more fully described in the minutes of the board of directors.   The securities offered and sold in the Offering shall be offered and sold pursuant to an applicable exemption from registration available under the Securities Act of 1933, as amended (the “1933 Act”).

4.

Agent’s Compensation.  In consideration for the services to be performed by the Agent, the Company shall pay to the Agent, or cause the Agent to be paid, compensation as provided in this section.

4.1

Non-refundable Retainer.  The Company shall pay to the Agent a cash non-refundable retainer in the amount of $20,000 for consulting and other services rendered in connection with the proposed financing (the “Retainer”).  The Company shall be entitled to off set an amount equal to the Retainer from the Lead Agent Commission, if any; provided that the Company has reimbursed the Agent for all expenses contemplated in Section 8 of this Agreement.

4.2

Lead Agent Compensation.  The Company shall pay to the Agent a cash lead agent compensation fee in an amount equal to two percent (2%) of the aggregate gross proceeds of the Offering received by the Company (the “Lead Agent Commission”).   The Lead Agent Commissions shall be paid directly from the proceeds of the Offering, subject to the off set contemplated in Section 3.1 above.

4.3

Selling Agent Compensation.  The Company shall pay to the Agent and any other agents acting as agent for the Company in connection with the Offering a cash selling agent compensation fee in an amount equal to eight percent (8%) of the aggregate gross proceeds of the Offering received by the Company (the “Selling Agent Commissions”).  The Selling Agent Commissions shall be paid directly from the proceeds of the Offering.

4.4

 Lead Agent Warrants.  The Agent also will receive Warrants to purchase additional restricted shares of common stock of the Company equal to three percent (3%) of the total number of shares of common stock (or common stock equivalents) sold by the Company in the Offering.  The terms, conditions and exercise price of the warrants to be issued to the Agent shall be economically equivalent to the terms, conditions and exercise price of the securities issued by the Company in the Offering.  The Company hereby agrees to grant the Agents the same registration rights granted to investors in the Offering, if any.

4.5

Selling Agent Warrants.  The Company shall issue to the Agent and any other agents acting as agent for the Company in connection with the Offering Warrants to purchase additional restricted shares of common stock of the Company equal to seven percent (7%) of the total number of shares of common stock (or common stock equivalents) sold by the Company in the Offering.  The terms, conditions and exercise price of the warrants to be issued to the Agent shall be economically equivalent to the terms, conditions and exercise price of the securities issued by the Company in the Offering.  The Company hereby agrees to grant the Agents the same registration rights granted to investors in the Offering, if any.

5.

Representations and Warranties of the Company.  The Company represents and  warrants that:

5.1

The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Alaska with power and authority to own assets and to conduct its business.   The Company does not have any subsidiaries.

5.2

The Company has an authorized and outstanding capitalization, including common shares, preferred stock, options, warrants and convertible securities, as set forth on Exhibit A. The Common Shares, when issued and delivered, shall be duly and validly issued, fully paid and non-assessable.

5.3

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement (in compliance with the terms and provisions of this Agreement), shall conflict with, or result in a breach of, the Articles of Incorporation of the Company, Bylaws of the Company, or any other agreement or instrument to which the Company is a party or by which it is bound.

5.4

This Agreement has been duly authorized, executed, and delivered on behalf of the Company, and is the valid, binding, and enforceable obligation of the Company, except to the extent that obligations concerning indemnification under this Agreement may be limited by applicable securities laws or federal bankruptcy provisions.

5.5

No authorization, approval, or consent of any regulatory body or authority will be required for the valid authorization, issuance, sale, and delivery of the Securities, or, if so required, all authorizations, approvals, and consents will be obtained and will be in full force and effect as of the issuance date for the Securities.

5.6

The Company owns, possesses or has obtained, all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations (collectively, “Permits”) necessary to own or lease (as the case may be) its properties, and to conduct its businesses as currently conducted, except such Permits the failure of which to obtain would not have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company; the Company has not received any notice of proceedings relating to the revocation, modification or suspension of any Permits which would have a material adverse effect on the Company, or notice of any circumstance which would lead it to believe that such proceedings are reasonably likely.

The Company will obtain such Permits as are necessary for the future operations, prior to commencement of any such operations.

5.7

The business and operations of the Company to its knowledge have been conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company.

5.8

The issuance of the Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is bound.

5.9

The Company has complied and will comply fully with the requirements of all applicable corporate and securities laws in all matters relating to the Offering.

5.10

There are no legal or governmental actions, suits, proceedings or investigations pending or, to the Company’s knowledge, threatened, to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental, title, discrimination or other matters, which actions, suits, proceedings or investigations, individually or in the aggregate, could have a material adverse effect on the Company.

5.11

There are no judgments against the Company which are unsatisfied, nor is the Company subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

5.12

The Company is not in violation of its organizational or incorporating documents nor in violation of, or in default under, any lien, mortgage, lease, agreement or instrument, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the financial condition, properties or business of the Company.

5.13

Subject to the accuracy of the representations and warranties of the Agent contained in this Agreement, and in the subscription agreements to be executed by investors in connection with the Offering, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act and from the registration or qualifications requirements of the state securities or “blue sky” laws and regulations of any applicable state or other applicable jurisdiction.

5.14

The Company’ shares of common stock are quoted for trading on the National Association of Securities Dealers over-the-counter electronic bulletin board (the “OTCBB”).

5.15

No order ceasing, halting or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to and is outstanding against the Company or its directors, officers or promoters, and, to the best of the Company knowledge, no investigations or proceedings for such purposes are pending or threatened.

5.16

Neither the Company nor any subsidiary thereof will have taken any action which would be reasonably expected to result in the delisting or suspension of quotation of the Common Shares on or from the OTCBB and the Company will have complied, in all material respects, with any rules and regulations of eligibility on the OTCBB.

5.17

The Company is a "reporting issuer" under section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is not in default of any of the requirements of the 1934 Act.

5.18

As of their respective filing dates, each report, schedule, registration statement and proxy filed by the Company with the United States Securities and Exchange Commission (“SEC”) after June 30, 2003 (each, an “SEC Report” and collectively, the “SEC Reports”) (and if any SEC Report filed prior to the date of this Agreement  but after June 30, 2003 was amended or superseded by a filing prior to the date of this Agreement, then also on the date of filing of such amendment or superseding filing), (i) where required, were prepared in all material respects in accordance with the requirements of the 1933 Act, or the 1934 Act, as the case may be, and the rules and regulations promulgated under such Acts applicable to such SEC Reports, (ii) did not contain any untrue statements of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) are all the forms, reports and documents required to be filed by the Company with the SEC since June 30, 2003.  Each set of audited consolidated financial statements and unaudited interim financial statements of the Company (including any notes thereto) for the fiscal years ended December 31, 2003 and December 31, 2004 included in the SEC Reports (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which were not or are not expected to be material in amount.  To the Company’s knowledge, no events or other factual matters exist which would require the Company to file any amendments or modifications to any filed SEC Reports.

5.19

Each SEC Report containing financial statements that has been filed with or submitted to the SEC since June 30, 2003, was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); at the time of filing or submission of each such certification, to the best knowledge of the chief executive officer and chief financial officer, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

5.20

There is no fact known to the Company which the Company has not publicly disclosed which materially adversely affects, or so far as the Company can reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under this Agreement.

5.21

Except as disclosed in the SEC Reports, the Company has filed all federal, state, local and foreign tax returns which, to the Company's knowledge, are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith.

5.22

There are no liens for taxes on the assets of the Company except for taxes not yet due, and there are no audits of any of the tax returns of the Company which are known by the Company’ management to be pending; there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Company.

5.23

The Company is not an "investment company" within the meaning of the Investment Company Act of 1940.

5.24

Neither the Company nor any of its affiliates, nor any person acting on its or their behalf (i) has made or will make any “directed selling efforts” (as such term is defined in Regulation S of the 1933 Act) in the United States, or (ii) has engaged in or will engage in any form of “general solicitation” or “general advertising” (as such terms are defined in Rule 502 (c) under Regulation D of the 1933 Act) in the United States with respect to offers or sales of the Securities.

5.25

The Company has not, for a period of six months prior to the date hereof, sold, offered for sale or solicited, and will not for a period of six months after the Closing Date, offer, sell or solicit, any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Securities and which would cause the exemption from registration set forth in Rule 506 of Regulation D or Rule 903 of Regulation S of the 1933 Act to become unavailable with respect to the offer and sale of the Securities.  “Closing Date” for the purposes of this Agreement means the date on which the last closing of the Securities are issued under the Offering.

5.26

The warranties and representations in this section are true and correct and will remain so as of the Closing Date.

6.

Representations and Warranties of the Agent.  The Agent represents and warrants that:

(a)

The Agent is a limited liability company formed under the laws of the State of Washington, validly existing and in good standing, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b)

This Agreement has been duly authorized, executed and delivered by the Agent and is a valid and binding agreement enforceable in accordance with its terms.

(c)

The Agent is duly registered pursuant to the provisions of the 1934 Act, as a broker-dealer and is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”) and duly registered as a broker-dealer in those states in which the Agent is required to be so registered in order to carry out the Offering.

(d)

The Agent will use its best efforts to conduct the Offering in compliance with the requirements of Regulation D and in this regard the Agent will have:

(i)

During the course of the Offering, and to the extent any representations are made concerning the Offering, not made any untrue statement of a material fact and not omitted to state a material fact required to be stated or necessary to make any statement not misleading;

(ii)

Not offered, offered for sale, or sold the securities, except to the extent permitted by Regulation D, by means of:

(A)

Any advertisement, article, notice, or other communication mentioning the securities published in any newspaper, magazine or similar medium or broadcast over television or radio;

(B)

Any seminar or meeting, the attendees of which have been invited by any general solicitation or general advertising; or

(iii)

Prior to the sale of any of the securities, reasonably believed that each subscriber and his or her purchaser representative, if any, met the suitability and other investor standards set forth in the Blue Sky Survey prepared by Company Counsel pursuant to Section 9.(c) of this Agreement; the Agent will prepare and maintain memoranda and other appropriate records substantiating the foregoing;

(iv)

Only used sales materials which have been approved for use in this Offering by the Company;

(v)

Not made any representations on behalf of the Company, nor have acted as an agent of the Company in any other capacity except as expressly set forth herein.

7.

Covenants of the Company.  The Company covenants that:

7.1

Compliance with Laws. The Company shall use best efforts to comply with, and to continue to comply with, applicable state and federal securities and other laws so as to permit the continuation of the Offering.

7.2

Outstanding Capitalization.  On the Closing Date, the Company will deliver to the Agent a certificate of its Chief Executive Officer setting forth the authorized and outstanding capitalization, including common shares, preferred stock, options, warrants and convertible securities, on the Closing Date after giving effect to the Closing.

7.3

Exclusivity.  Until 45 days after the termination of this Agreement, the

Company will not, and will cause its directors, officers, employees, agents and representatives not to, directly or indirectly, solicit or entertain offers from, or in any manner encourage, accept, or consider any proposal of, any other person relating to the acquisition of the Company, shares of its capital stock, securities convertible into or exchangeable for shares of its capital stock, or the Company’s assets or businesses, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, original issuance, or otherwise, except in the case that the Company is negotiating to acquire properties or interests from other parties, to the extent that the Company may offer capital stock as part of the acquisition.  The Company will immediately notify Agent regarding any contact between the Company, any of its directors, officers, employees, representatives or any other person regarding any offer, proposal, or inquiry during this exclusivity period.

8.

Covenants of the Agent.  The Agent will use its best efforts to conduct the Offering in a manner intended to be in compliance with the offering procedures and with the requirements of Regulation D of the 1933 Act, and the 1934 Act.  The Agent will:

(a)

During the course of the Offering, and to the extent any representations are made, not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement made not misleading concerning the Offering; and

(b)

Take all actions necessary to fulfill its duties under Rule 15c2-4 under the 1934 Act, which duties relate to transmission or maintenance of funds received from potential participants.

9.

Expenses of Offering.  The Company will pay all expenses incurred by it in the performance of its obligations, including but not limited to the fees and expenses of the Company’s counsel and accountants and the cost of qualifying the Offering, and the sale of the securities, in various states or obtaining an exemption from state registration requirements.  The Company will reimburse the Agent for actual expenses, including but not limited to accounting, legal and professional fees, incurred by the Agent in connection with the Offering, not to exceed one-half percent (0.5%) of the gross offering proceeds.

The provisions of this Section shall survive any termination of this Agreement.

10.

Conditions to Agent’s Obligations.  The obligations of the Agent in this Agreement shall be subject to the accuracy of and compliance with, as of the date hereof, and on each closing date for the sale of the Common Shares, the representations, covenants, and warranties contained in Sections 4 and 6 hereof, the performance by the Company of its obligations hereunder, and to the following further conditions:

(a)

The Agent shall have received on or before the commencement date for the Offering an opinion from Paine, Hamblen, Coffin, Brooke & Miller LLP, Spokane,

Washington (the “Company Counsel”) satisfactory in form and substance to the Agent and its counsel, to the effect that:

(i)

Upon the commencement date of the Offering, the Company will be a company in good standing and validly existing under the laws of the State of Alaska, fully authorized to transact the business in which it is engaged, and authorized to enter into this Agreement;

(ii)

The Common Shares, Warrants and Common Shares issuable upon exercise of the Warrants when issued and sold will be validly and legally issued and the offering of the Common Shares, Warrants and Common Shares will be as described in the minutes of the directors meeting authorizing the Offering;

(iii)

The Offering will not result in the breach of any of the terms or conditions of, or constitute a default under any loan commitment, agreement, or other instrument of which such counsel has knowledge and to which the Company is a party or violate any order of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Company or over the Company’s property;

(iv)

To the best knowledge of such Company Counsel, upon reasonable inquiry, there is not in existence, pending nor threatened any action, suit or proceeding to which the Company or any director thereof is a party before any court or governmental agency or body, which action, suit or proceeding might, if decided adversely, materially affect the subject matter of this Agreement, the Offering or the financial condition, business or prospects of the Company;

(v)

The disclosures to be made in the Offering, together with the Company’s offer to each subscriber to provide access to additional information, are sufficient to satisfy the “information requirements” of Rule 502 of Regulation D;

(vi)

registration under the 1933 Act of the Securities is not required for the offer and sale thereof to the investors in accordance with the provisions of this Agreement

(vii)

In rendering the opinions to be set forth, the Company Counsel, as to factual matters, may rely upon certificates, statements, letters, representations or affidavits of the Company and its officers, any public records of the Company, certificates of public officials and letters of independent certified public accountants.

(b)

The Agent will receive on the commencement of the Offering, a certificate from the Company stating that the representations and warranties made in this Agreement are true and correct, as if made on the commencement date of the Offering; the certificate further will state that the Company has complied with all agreements and covenants.

(c)

The Agent will receive on the commencement date of the Offering a survey prepared by Company Counsel and addressed to the Company and to the Agent relating to the securities laws of the jurisdictions in which the Company and the Agent have agreed to make offers to potential investors.  This survey shall be referred to as the “Blue Sky Survey.”  Company Counsel and the Agent shall agree upon the form and statements to be made in the Blue Sky Survey.

11.

Conditions to Company’s Obligations.  The obligations of the Company shall be subject to the accuracy as of the date hereof and on the commencement date of the Offering of the representations and warranties made by the Agent in Sections 5 and 7 of this Agreement.

12.

Indemnification.

(a) The Company agrees that it shall indemnify and hold harmless, Agent, its members, directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the 1934 Act and Section 15 of the 1933 Act (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party:  (i) arising out of, or in connection with, any actions taken or omitted to be taken by the Company, its affiliates, employees or agents, or any untrue statement or alleged untrue statement of a material fact contained in any of the financial or other information furnished to the Agent by or on behalf of the Company or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) with respect to, caused by, or otherwise arising out of any transaction contemplated by the Agreement or the Agent's performing the services contemplated hereunder; provided, however, the Company will not be liable under clause (ii) hereof to the extent, and only to the extent, that any loss, claim, damage, liability or expense is  finally judicially determined to have resulted primarily from the Agent's gross negligence or bad faith in performing such services.

(b)

The Agent will indemnify and hold harmless the Company, its stockholders, directors, officers, employers, agents, affiliates and controlling persons (any and all of whom are referred to as an "Indemnified Party") from and against any losses, claims, damages, or liabilities, joint or several, to which the Indemnified Party may become subject, under the 1933 Act, the 1934 Act, the various state securities acts or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the offering documentation or state "blue sky" application prepared on behalf of the Company or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the offering documentation or in any state "blue sky" application prepared on behalf of the Company or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof.  The Agent also will reimburse the Indemnified Party for such legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action as to which the Agent is required to indemnify the Indemnified Party.  Notwithstanding the foregoing, in no event shall the Agent’s obligation to indemnify the Company exceed the net compensation actually received by the Agent under Section 3 of this Agreement.

If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the Company with respect to Section 11(a) or the Agent with respect to Section 11 (b) of this Agreement shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and the Agent on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Agent on the other, but also the relative fault of the Company and the Agent; provided, however, in no event shall the aggregate contribution of the Agent and/or any Indemnified Party be in excess of net compensation actually received by the Agent and/or such Indemnified Party pursuant to this Agreement.

Neither the Company nor the Agent shall settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of the Agent’s engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company’s business or assets.

The provisions of this Section shall survive any termination of this Agreement.

13.

Notices.  Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax, three days after being mailed by first class mail, or one day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, at the following address or fax number for such party (or at such other address or fax number as shall hereafter be specified by such party by like notice):

(a)

If to the Company, to:

Little Squaw Gold Mining Company

ATTN: Richard R. Walters, President

3412 South Lincoln Drive

Spokane, WA 99203-1650

Fax (509) 624-2878

With copy to:

Paine, Hamblen, Coffin, Brooke & Miller LLP

717 W. Sprague Ave., #1200

Spokane, WA   99201

Attn:  Lawrence R. Small, Esq.

Fax (509) 838-0007

(b)

If to the Agent, to:

Strata Partners, LLC

ATTN: Rhett A. Gustafson, President

219 Lake Street South, Suite C

Kirkland, WA 98033

Fax (425) 822-7259

With copy to:

Dorsey & Whitney LLP

1420 Fifth Avenue, Suite 3400

Seattle, WA  98101

Attn:  Kenneth Sam, Esq.

Fax (206) 903-8820

The provisions of this Section shall survive any termination of this Agreement.

14.

Company to Control Transactions.  The prices, terms and conditions under which  the Company shall offer or sell any securities shall be determined by the Company in its sole discretion.  The Company shall have the authority to control all discussions and negotiations regarding any proposed or actual offering or sale of securities.  Nothing in this Agreement shall obligate the Company to actually offer or sell any Securities or consummate any transaction.  The Company may terminate any negotiations or discussions at any time and reserves the right not to proceed with any offering or sale of Securities; provided, however, that the Company shall reimburse the Agent for actual expenses incurred by the Agent in connection with the Offering upon such termination without respect to the limitations set forth in Section 8.  The provisions of this Section shall survive any termination of this Agreement.

15.

Confidentiality of Company Information. The Agent, and its officers, directors, employees and agents shall maintain in strict confidence and not copy, disclose or transfer to any other party (1) all confidential business and financial information   regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification of proposed or actual contracts and (2) all confidential technology of the Company. In furtherance of the foregoing, the Agent agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form or media, any of the confidential technology of the Company. The foregoing is not intended to preclude the Agent from utilizing, subject to the terms and conditions of this Agreement, and/or other documents prepared or approved by the Company for use in the Offering.

All communications regarding any possible transactions, requests for due diligence or other information, requests for facility tours, product demonstrations or management meetings, will be submitted or directed to the Company, and the Agent shall not contact any employees, customers, suppliers or contractors of the Company or its affiliates without express permission.  Nothing in this Agreement shall constitute a grant of authority to the Agent or any representatives thereof to remove, examine or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items to be provided, examined or copied. If the Offering is not consummated, or if at any time the Company so requests, the Agent and its representatives will return to the Company all copies of information regarding the Company in their possession.

The provisions of this Section shall survive any termination of this Agreement.

16.

Press Releases and Announcements. The Company shall control all press releases or announcements to the public, the media or the industry regarding any offering, placement, transaction or business relationship involving the Company or its affiliates. Except for communication to Offerees in furtherance of this Agreement, the Agent will not disclose the fact that discussions or negotiations are taking place concerning a possible transaction involving the Company, or the status or terms and conditions thereof.

17.

Assignment Prohibited.  No assignment of this Agreement shall be made without the prior written consent of the other party.

18.

Amendments.  Neither party may amend this Agreement or rescind any of its existing provisions without the prior written consent of the other party.

19.

Governing Law.  This Agreement has been made in the State of Washington  and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of Washington, without regard to the conflicts of laws rules of such jurisdiction.

20.

Waiver.  Neither Agent’s nor the Company’s failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their party shall constitute or be considered a waiver by Agent or the Company of any of their respective rights or privileges under this Agreement.

21.

Severability.  If any provision herein is or should become inconsistent with any  present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation.  In all other respects, this Agreement shall continue to remain in full force and effect.

22.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agreement.  All counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart.  Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

23.

Entire Agreement.  This Agreement and all other agreements and documents referred herein constitutes the entire agreement between the Company and the Agent.  No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof.  All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein.

24.

Arbitration.  The parties agree that this Agreement and all controversies that may  arise between the Agent and the Company, whether occurring prior, on or subsequent to the date of this Agreement, will be determined by arbitration in accordance with the rules and procedures of the NASD. The parties understand that:

(a)

Arbitration is final and binding on the parties.

(b)

The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c)

Pre-arbitration discovery is generally more limited than and different from  court proceedings.

(d)

The arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification or rulings by the arbitrators is strictly limited.

(e)

The panel of arbitrators will typically include a minority of arbitrators who  were or are affiliated with the securities industry.

The parties agree that any arbitration under this Agreement will be held at the facilities of and before an Arbitration Panel appointed by the NASD.  The award of the arbitrators, will be final, and judgments upon the award may be entered in any court, state or federal, having jurisdiction.  The parties hereby submit themselves to the jurisdiction of any state or federal court for the purpose of entering such judgment.

Any forbearance to enforce an agreement to arbitrate will not constitute a waiver of any rights under this Agreement except to the extent stated herein.

THIS AGREEMENT IS GOVERNED BY AN ARBITRATION CLAUSE CONTAINED IN SECTION 24 OF THIS AGREEMENT.

****

Exhibit A

Little Squaw Gold Mining Company

Capitalization as of 9/20/05

Outstanding Shares

       16,133,420

Warrants

   Exercisable @ $0.30, 0.35 and 0.40

     before April 17, 2006, April 17, 2007

     and April 18 2008, respectively

500,000

Options  (all to directors and former director)

   Exercisable at $0.29 before March 3, 2014

  20,000

   Exercisable at $0.22 Before Dec. 31, 2014

300,000

     __________

Fully Diluted Basis

       16,953,420